     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          DATATRAK INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                         Ohio                                                  34-1685364
              ----------------------------                        -----------------------------------
            (State or Other Jurisdiction of                       (I.R.S. Employer Identification No.)
            Incorporation or Organization)

                       20600 Chagrin Boulevard, Suite 1050
                              Cleveland, Ohio 44122
                                 (216) 921-6505
          (Address of Principal Executive Offices, including Zip Code)
                                   ---------

                          DATATRAK INTERNATIONAL, INC.
                     1999 OUTSIDE DIRECTOR STOCK OPTION PLAN

                            (Full Title of the Plan)
                                   ---------



                     Jeffrey A. Green                                                Copy to:
           Chief Executive Officer and President                              Thomas F. McKee, Esq.
               DATATRAK International, Inc.                               Calfee, Halter & Griswold LLP
                  20600 Chagrin Boulevard                                1400 McDonald Investment Center
                        Suite 1050                                             800 Superior Avenue
                   Cleveland, Ohio 44122                                      Cleveland, Ohio 44114
                      (216) 921-6505                                              (216) 622-8200

                 (Name, address and telephone number, including area code, of agents for service)

                                   ---------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                       Proposed
                                                        Maximum          Proposed Maximum
   Title of Securities to be        Amount to be    Offering Price      Aggregate Offering
           Registered              Registered (1)    Per Share (2)          Price (2)           Amount of Registration Fee
----------------------------------------------------------------------------------------------------------------------------

Common Shares, without par
  value, issuable upon exercise
  of options                          250,000            $3.00             $750,000.00                   $200.00
============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional common shares, without par value, ("Common Shares") which may be issued or become issuable under the terms of the Registrant's 1999 Outside Director Stock Option Plan (the "Plan"), in order to prevent dilution resulting from any stock split, stock dividend, or similar transaction.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares of DATATRAK International, Inc. reported on Nasdaq on August 13, 2001, within five business days prior to filing.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As specified by Rule 428(b)(1) of the Securities Act, documents containing the information specified in Part I of this Registration Statement will be sent or given to each person who holds outstanding options issued under the Company's employee benefit plan identified on the cover of this Registration Statement. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by DATATRAK International, Inc., formerly Collaborative Clinical Research, Inc. (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (ii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

         (iii) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001;

         (iv) The Company's Current Report on Form 8-K, filed on January 23, 2001; and

         (v) The description of the Common Shares contained in the Company's Form 8-A filed on May 10, 1996 (Commission File No. 0-20699);

other than the portions of such documents that, by statute, by designation in such document, or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13(E) provides that a corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13(E) on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1701.13(E) provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13(E) establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13(E) is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

         Under certain circumstances provided in Article V of the Registrant's Third Amended and Restated Code of Regulations and subject to Section 1701.13(E) of the Ohio Revised Code (which sets forth the conditions and limitations governing the indemnification of officers, directors and other persons), the Registrant will indemnify any director or officer or any former director or officer of the Registrant against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         The Registrant has entered into indemnity agreements (the "Indemnity Agreements") with its Directors and executive officers. Pursuant to the Indemnity Agreements, the Registrant will indemnify a Director or executive officer of the Registrant (the "Indemnitee") if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a Director or executive officer of the Registrant, or is or was serving at the request of the Registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. Indemnity is only available if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of the corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnity Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the Registrant with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnity Agreements provide various procedures and presumptions in favor of the Indemnitee's right to receive indemnification under the Indemnity Agreement.

         Under the Registrant's Director and Officer Liability Insurance Policy, each Director and certain officers of the Registrant are insured against certain liabilities, including liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 17th day of August, 2001.


                                    DATATRAK INTERNATIONAL, INC.


                                    By:    /s/ Jeffrey A. Green
                                        --------------------------------------
                                        Jeffrey A. Green
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 17, 2001.

                             SIGNATURES                                                    TITLE
                             ----------                                                    -----

     /s/ Jeffrey A. Green                                              President and Chief Executive Officer and a
--------------------------------------------------------------         Director (Principal Executive Officer)
     Jeffrey A. Green

     /s/ Terry C. Black                                                Vice President of Finance, Chief Financial
--------------------------------------------------------------         Officer, Treasurer and Assistant Secretary
     Terry C. Black                                                    (Principal Financial and Accounting Officer)

     /s/ Timothy G. Biro                                               Director
--------------------------------------------------------------
     Timothy G. Biro

     /s/ Robert E. Flaherty                                            Director
--------------------------------------------------------------
     Robert E. Flaherty

     /s/ Seth B. Harris                                                Director
--------------------------------------------------------------
      Seth B. Harris

     /s/ Mark J. Ratain                                                Director
--------------------------------------------------------------
     Mark J. Ratain

     /s/ Robert M. Stote                                               Director
--------------------------------------------------------------
     Robert M. Stote

     /s/ Jerome H. Kaiser                                              Director
--------------------------------------------------------------
     Jerome H. Kaiser

                                  EXHIBIT INDEX


         EXHIBIT NUMBER           DESCRIPTION                                               SEQUENTIAL PAGE
         --------------           -----------                                               ---------------
              4.1                 Fifth Amended and Restated Articles of                          (1)
                                  Incorporation

              4.2                 Third Amended and Restated Code of Regulations of               (1)
                                  the Company

              4.3                 Specimen Common Share Certificate                               (2)

              4.4                 Second Amended and Restated Registration                        (3)
                                  Agreement, dated July 25, 1994, as amended on
                                  June 1, 1995 and February 5, 1996

              4.5                 Certificate of Amendment of the Fifth Amended and               (4)
                                  Restated Articles of Incorporation, dated April
                                  20, 1999

              4.6                 Certificate of Amendment of the Fifth Amended and               (5)
                                  Restated Articles of Incorporation, dated
                                  September 22, 1999

              4.7                 The Company's 1999 Outside Director Stock Option                (6)
                                  Plan

              5.1                 Opinion of Calfee, Halter & Griswold LLP regarding               *
                                  the validity of the securities being registered

              15.1                Letter re: Unaudited Interim Financial Information               *

              23.1                Consent of Ernst & Young LLP                                     *

              23.2                Consent of Counsel (see Exhibit 5.1)


---------------
(1) Incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 000-20699).

(2) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 000-20699).

(3) Incorporated herein by reference to the appropriate exhibit to the Company's Form S-1 Registration Statement filed on March 8, 1996, as amended by Amendment No. 1 filed on May 10, 1996 and as amended by Amendment No. 2 filed on June 10, 1996 (File No. 333-2140).

(4) Incorporated herein by reference to the Company's Schedule 14A filed on March 17, 1999 (File No. 000-20699).

(5) Incorporated herein by reference to the appropriate exhibit to the Company's Form S-8 Registration Statement filed on November 10, 1999 (File No. 333-90699).

(6) Incorporated herein by reference to the Company's Schedule 14A filed on April 28, 2000 (File No. 000-20699).

*        Filed herewith.

                                      E-2